UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2017
(Date of earliest event reported)

Wabash National Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905	765-771-5310
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 15, 2017, Wabash National Corporation (the “Company”) and certain subsidiary guarantors named therein (the “Guarantors”) entered into a purchase agreement with Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein (the “Purchase Agreement”), to issue and sell $325 million in an aggregate principal amount of 5.50% Senior Notes due 2025 (the “Notes”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act (the “Notes Offering”). The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the initial purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The closing of the Notes Offering is expected to occur on September 26, 2017, subject to customary closing conditions.

The Notes will be senior unsecured debt obligations of the Company, guaranteed by the Guarantors, and will be issued pursuant to an indenture, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee. The Company estimates that the net proceeds from the Notes Offering will be approximately $318.9 million after deducting the initial purchasers’ discounts and commissions and fees and expenses related to the Notes Offering.

The description of the Purchase Agreement in this Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On September 15, 2017, the Company issued a press release announcing the pricing of its public offering of $325 million aggregate principal amount of 5.50% senior unsecured notes due 2025. A copy of the press release is attached hereto as Exhibit 99.1. The Company intends to use the net proceeds from the Notes Offering to finance a portion of the acquisition of Supreme Industries, Inc. (“Supreme”) and to pay related fees and expenses. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act or the securities laws of any other jurisdiction. Accordingly, the Notes are expected to be eligible for resale in the United States only to qualified institutional buyers pursuant to Rule 144A and outside the United States to non-U.S. persons in compliance with Regulation S. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offers of the Notes will be made only by means of a private offering memorandum.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected offering and sale of the Notes and the acquisition of Supreme. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Without limitation, these risks and uncertainties include all statements regarding Wabash National’s plans to acquire Supreme and the Notes Offering.  These and other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the United States Securities and Exchange Commission on February 27, 2017. Given these uncertainties, undue reliance should not be placed on these forward-looking statements.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Purchase Agreement dated September 15, 2017, among Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the other initial purchasers named therein, Wabash National Corporation and the subsidiary guarantors.

99.1	Press Release of Wabash National Corporation, dated September 15, 2017, announcing Pricing of Private Placement Notes Offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: September 15, 2017	By:	/s/ Jeffery L. Taylor
Jeffery L. Taylor
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement dated September 15, 2017, among Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the other initial purchasers named therein, Wabash National Corporation and the subsidiary guarantors.

99.1	Press Release of Wabash National Corporation, dated September 15, 2017, announcing Pricing of Private Placement Notes Offering.

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